MacKenzie Realty Capital Announces Pricing of $4.8 Million Registered Direct Offering and Concurrent Private Placement

ORINDA, Calif., Feb. 28, 2025 (GLOBE NEWSWIRE) -- MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”), a West Coast-focused REIT that invests in commercial and residential assets, as well as illiquid real estate securities, today announced that it has entered into a securities purchase agreement with a single institutional investor for the purchase and sale of 2,826,299 shares of common stock (or pre-funded warrants in lieu thereof) in a registered direct offering. In a concurrent private placement, the Company also agreed to issue unregistered Series A common warrants to purchase up to an aggregate of 1,413,149 shares of common Stock, and unregistered Series B common warrants to purchase up to an aggregate of 2,826,299 shares of common Stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and accompanying warrants is $1.71. The Series A common warrants and Series B common warrants will each have an exercise price of $1.71 per share, will each be exercisable 6 months from the date of issuance, and, in the case of Series A common warrants, will expire 18 months from the date of issuance, and in the case of Series B warrants, will expire five years from the date of issuance. The offering is expected to close on or about March 3, 2025, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent for the offering.

The gross proceeds to MacKenzie from this offering are expected to be approximately $4.8 million, before deducting placement agent fees and other offering expenses. MacKenzie intends to use the net proceeds of this offering for capital expenditures, including acquisitions of additional properties (although no potential acquisition targets have been currently identified), strategic principal payments on outstanding loans (although no specific loans or principal payments have yet been identified), payment of operating expenses, fees and other costs, funding for their preferred stock share repurchase program, other sales and marketing activities and working capital and general corporate purposes.

The shares of common stock (or pre-funded warrants in lieu thereof) are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-283478), which was declared effective on January 15, 2025. The offering of shares of common stock (or pre-funded warrants in lieu thereof) will be made only by means of a prospectus supplement that forms a part of such registration statement. The warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. A prospectus supplement relating to the shares of common stock and pre-funded warrants will be filed by the Company with the Securities and Exchange Commission (“SEC”). When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities. We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements about the terms of the offering, the intended use of proceeds from the offering, if any, our ability to remain financially healthy, and our expected future growth prospects. No assurance can be given to the closing of the offering discussed above, or that the net proceeds of the offering will be used as indicated. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. The forward-looking statements included in this press release are made as of the date hereof. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, changes in the Company’s expectations or assumptions or otherwise. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

IR CONTACT
Andrew Barwicki
516-662-9461
andrew@barwicki.com